Exhibit 10.2

Execution Version

AMENDED AND RESTATED MUTUAL RELEASE OF CLAIMS

This Amended and Restated Mutual Release of Claims (this “Mutual Release”) is made as of March 31, 2019, amending and restating that certain Mutual Release of Claims, made as of March 7, 2019 (the “Original Mutual Release”), by and among (i) Aceto Corporation, a New York corporation (“Parent”), Rising Pharmaceuticals, Inc., a Delaware corporation (“Rising”), Acetris Health, LLC, a Delaware limited liability company (“Purchaser I”), Rising Health, LLC, a Delaware limited liability company (“Purchaser II” and together with Purchaser I, “Purchasers”; Purchasers, together with Parent, the “DPO Obligors”; and the DPO Obligors together with Rising, the “Parent Parties”), Aceto Agricultural Chemicals Corporation, a New York corporation (“Aceto Agricultural”), Aceto Realty LLC, a New York limited liability company (“Aceto Realty”), PACK Pharmaceuticals, LLC, an Arizona limited liability company (“PACK”), Arsynco, Inc., a New Jersey corporation (“Arsynco”) and Acci Realty Corp., a New York corporation (“Acci”); Purchasers, together with Parent, Rising, Aceto Agricultural, Aceto Realty, PACK, Arsynco and Acci, the “Debtors”); and (ii) Shore Pharma LLC, a New Jersey limited liability company, Cedar Pharma LLC (f/k/a Citron Pharma LLC), a New Jersey limited liability company, Aster Pharma LLC (f/k/a Lucid Pharma LLC), a New Jersey limited liability company, Citgen Pharma Holding LLC, a New Jersey limited liability company, Gensource Pharma LLC, a Delaware limited liability company, SS Pharma LLC, a New Jersey limited liability company, Pharma Reach LLC, a New Jersey limited liability company, Citgen Realty LLC, a New Jersey limited liability company, Sudha Kavuru, an individual, Vimal Kavuru, in his capacity as an individual and in his capacity as Agent for the Members and Sellers (“Kavuru”), and Subha Sri Thogarchedu, an individual (each of the parties in this clause (ii), collectively, the “Released Sellers”; and the Released Sellers collectively with the Parent Parties, the “Parties”, and each individually, a “Party”).

RECITALS

WHEREAS, certain of the Parent Parties and certain of the Released Sellers are parties to a Product Purchase Agreement, dated as of November 2, 2016 (as amended, the “Product Purchase Agreement”; capitalized terms used but not defined in this Mutual Release shall have the meanings given to such terms in the Product Purchase Agreement, unless otherwise specified), pursuant to which, among other things, such Released Sellers, directly or indirectly, sold certain assets to Purchasers, and Purchasers assumed certain related liabilities;

WHEREAS, certain of the Parent Parties, certain of the Released Sellers and certain other parties are parties to the Signing Agreements and Ancillary Agreements (collectively with the Product Purchase Agreement, the “Transaction Agreements”), pursuant to the terms of the Product Purchase Agreement;

WHEREAS, on February 19, 2019, the Debtors commenced voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), where such bankruptcy cases are jointly administered under Case No. 19-13448 (the “Bankruptcy Cases”);

WHEREAS, on March 7, 2019, PACK, Rising and Purchasers (together with PACK and Rising, the “Rising Sellers”), Parent, and Shore Suven Pharma, Inc., a Delaware corporation (the “Rising Buyer”), entered into an Asset Purchase Agreement (the “Original Rising Purchase Agreement”), pursuant to which, among other things, the Rising Sellers agreed to sell certain assets to the Rising Buyer, and the Rising Buyer agreed to assume certain liabilities of the Rising Sellers (Buyer’s consummation of such transaction pursuant to the terms and conditions set forth in the Rising Purchase Agreement (as defined below) or otherwise in connection with the bankruptcy auction process, and pursuant to Section 363 of the Bankruptcy Code, the “Closing”);

WHEREAS, on March 7, 2019, the Parent Parties and the Released Sellers entered into the Original Mutual Release, and now desire to amend and restate the terms and provisions of the Original Mutual Release in its entirety to, among other things, impose additional limitations on the recovery of the Deferred Payment Amount, in accordance with and subject to the terms and conditions of this Mutual Release;

WHEREAS, on the date hereof, concurrently with the execution of this Mutual Release, the Rising Sellers, Parent and the Rising Buyer have entered into an Amended and Restated Asset Purchase Agreement (the “Rising Purchase Agreement”), pursuant to which the parties thereto agreed to amend and restate the terms and provisions of the Original Rising Purchase Agreement in its entirety in accordance with and subject to the terms and conditions of the Rising Purchase Agreement;

WHEREAS, in addition to the mutual releases contained herein, as consideration for (a) the Rising Buyer’s agreement that the Rising Purchase Agreement serve as a “stalking horse” in connection with a sale pursuant to Section 363 of the Bankruptcy Code, (b) an upfront reduction of the Deferred Payment Amount, and the interest due thereon (subject to Section 3), in the amount of $18,500,000 by the Released Sellers, which will be accounted for by way of (i) a $500,000 reduction of the past due interest owed on the Deferred Payment Amount (the “Interest Credit”) and (ii) a $18,000,000 reduction of the Deferred Payment Amount (the “Release-Related DPA Reduction”), and (c) a full release of certain claims against each of the Debtors as set forth in this Mutual Release, (1) the Rising Sellers will provide the Break-Up Fee and Expense Reimbursement to the Rising Buyer in accordance with the terms described in the Rising Purchase Agreement and (2) the Debtors will provide a full release of certain claims against the Released Sellers as set forth in this Mutual Release;

WHEREAS, the Parties have also agreed to certain limitations on the treatment of the Deferred Payment Amount, including any interest thereon (the “DPO Claims”);

WHEREAS, the Released Sellers that are party to the Product Purchase Agreement were, or are presently, affiliated with the Rising Buyer, and the Purchasers under the Product Purchase Agreement were, and are presently, affiliates of Rising and Parent;

WHEREAS, the Rising Sellers and certain of the Released Sellers are in discussions regarding certain disputes and/or potential disputes in respect of each of such Parties’ rights and obligations under the Product Purchase Agreement; and

WHEREAS, the Parties wish to enter into this Mutual Release, to assure that, except as provided herein, all claims, demands, liabilities, damages, obligations, actions, or causes of action of any kind between the Parties are fully and finally discharged, released, and resolved, without any admission of wrongdoing, guilt, liability, obligation or otherwise.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree to amend and restate the Original Mutual Release in its entirety to provide as follows:

1.	Mutual Release.

a.	Effective as of the Effective Date and only if the Effective Date occurs, and to the fullest extent permitted by Law, each of the Debtors, on behalf of itself, its respective bankruptcy estate (including as may be asserted by the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases) and any Person or entity claiming by, through or under it, including their respective subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective directors, managers, officers, agents, advisors, and representatives (collectively with all other such entities heretofore stated, the “Parent Releasing Parties”) hereby irrevocably and unconditionally releases and forever discharges each Released Seller, including their respective subsidiaries, affiliates, predecessors, successors, and assigns, and each of its respective past, present, and future officers, directors, security holders, partners, agents, representatives, employees, advisors, attorneys, and all Persons acting by, through, for, under, or in concert with any of the foregoing (collectively, the “Released Seller Parties”), from any and all Proceedings, damages, costs, expenses, demands, debts, liabilities and obligations, whether known or unknown, primary or secondary, direct or indirect, and whether or not accrued (“Claims”), which any Parent Releasing Party now has or ever had from the beginning of time up to and including the Effective Date against any of the Released Seller Parties, arising from any acts or omissions, state of facts or circumstances, or events which occurred, existed or were suffered to exist from the beginning of time through and including the Effective Date, in each case, other than: (i) all rights and obligations of the Rising Buyer under the Rising Purchase Agreement or any Ancillary Document (as defined in the Rising Purchase Agreement); (ii) Claims arising from any criminal or administrative Proceeding brought by or in the right of any Governmental Authority, including, without limitation, any violation, or alleged violation, of Competition Laws (except for the “TAA Matter” as defined in the indemnification notices sent by one or more Parent Parties pursuant to the Product Purchase Agreement, which TAA Matter shall be a Parent Released Claim that is released by this Mutual Release); and (iii) this Mutual Release (collectively, the “Parent Released Claims”). Notwithstanding the foregoing, nothing in this paragraph shall inhibit the Parent Parties from asserting any defenses or set-off rights to claims asserted by the Released Seller Parties (for the avoidance of doubt, excluding any claims arising from any breach or failure to perform under the Rising Purchase Agreement or any Ancillary Documents) only with respect to Claims released hereunder, which defenses and set-off rights are expressly preserved.

b.	Each Parent Party hereby irrevocably covenants, from and after the Effective Date, to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding against any of the Released Seller Parties based upon, arising from or relating to any Parent Released Claim or any Claim described in Section 1.a(ii), subject only to the terms of this Mutual Release.

c.	Effective as of the Effective Date and only if the Effective Date occurs, each of the Released Seller Parties (collectively, the “Releasing Seller Parties”) hereby irrevocably and unconditionally releases and forever discharges each of the Debtors, on behalf of itself and any Person or entity claiming by, through or under it, including their respective subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective directors, managers, officers, agents, advisors, and representatives (collectively, the “Released Parent Parties”), from any and all Claims, which any Releasing Seller Parties now has or ever had from the beginning of time up to and including the Effective Date against any of the Released Parent Parties, arising from any acts or omissions, state of facts or circumstances, or events which occurred, existed or were suffered to exist from the beginning of time through and including the Effective Date, in each case, other than: (i) all rights and obligations of each Released Seller Party under the Rising Purchase Agreement or any Ancillary Document (as defined in the Rising Purchase Agreement) to which they are a party; (ii) subject to and as limited by Section 3 (it being understood that in the event of any conflict between this clause (ii) and Section 3, Section 3 shall govern), all rights and obligations of a Parent Party for payment to any Released Seller in respect of (A) the Deferred Payment Amount (less the Release-Related DPA Reduction and, if credited towards Purchase Price (as defined in the Rising Purchase Agreement) upon Closing (as defined in the Rising Purchase Agreement), less the Deferred Payment Reduction (as defined in the Rising Purchase Agreement)), (B) interest in respect of the Deferred Payment Amount (less the Interest Credit and, if credited towards Purchase Price (as defined in the Rising Purchase Agreement) upon Closing (as defined in the Rising Purchase Agreement), less the amount of the Seller Credit (as defined in the Rising Purchase Agreement) allocable to such interest payment) and (C) the payment due under the Administration Services Agreement (unless credited towards Purchase Price (as defined in the Rising Purchase Agreement) upon Closing (as defined in the Rising Purchase Agreement) as a portion of the amount of the Seller Credit (as defined in the Rising Purchase Agreement) allocable to such payment); (iii) in the case of Kavuru, any rights and obligations of each Parent Party to provide coverage and indemnification to Kavuru pursuant to any director and officer insurance or indemnification obligations in respect of his position as a director or an officer of any Parent Party, in each case, as in effect on the date hereof; and (iv) this Mutual Release (collectively, the “Seller Released Claims”). Notwithstanding the foregoing, nothing in this paragraph shall inhibit the Released Sellers from asserting any defenses or set-off rights to claims asserted by the Released Parent Parties (for the avoidance of doubt, excluding any claims arising from any breach or failure to perform under the Rising Purchase Agreement or any Ancillary Documents) only with respect to Claims released hereunder, which defenses and set-off rights are expressly preserved.

d.	Each Released Seller hereby irrevocably covenants, from and after the Effective Date, to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding against any of the Released Parent Parties based upon, arising from or relating to any Seller Released Claims.

e.	Notwithstanding anything in this Mutual Release to the contrary, if any Released Seller Party or Released Parent Party is found by a court of competent jurisdiction in a final non-appealable order to have breached this Mutual Release, then this Mutual Release shall thereupon, without further action, notice or deed, be void ab initio with respect to such Released Seller Party or Released Parent Party.

f.	The “Effective Date” shall mean the later of (x) the date on which the Bankruptcy Court approves this Mutual Release by Final Order (as defined in the Rising Purchase Agreement) and (y) the earliest of: (i) the Closing (as defined in the Rising Purchase Agreement); (ii) consummation of an Alternative Transaction (as defined in the Rising Purchase Agreement) in accordance with Section 8.1(h) of the Rising Purchase Agreement; or (iii) if (A) all of the conditions set forth in Sections 7.1 and 7.2 of the Rising Purchase Agreement to the Rising Sellers’ obligations thereunder are satisfied (other than those conditions that by their nature are to be satisfied at such Closing, provided, that such conditions would have been satisfied assuming such Closing were to occur), (B) the Rising Buyer has irrevocably confirmed in writing to the Rising Sellers that (1) all of the conditions set forth in Sections 7.1 and 7.3 of the Rising Purchase Agreement to the Rising Buyer’s obligations thereunder have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at such Closing, provided, that such conditions would have been satisfied or waived assuming such Closing were to occur), and (2) it is ready, willing and able to take the actions within its control to consummate such Closing in accordance with the Rising Purchase Agreement, without further condition, and (C) the Rising Sellers fail to consummate such Closing, on the terms and subject to the conditions set forth in the Rising Purchase Agreement, within three (3) Business Days following receipt of the written confirmation by the Rising Buyer required by clause (iii)(B) of this Section 1.f. If the Rising Purchase Agreement shall have terminated in accordance with its terms before the occurrence of the Effective Date or any of the Rising Sellers shall have commenced an action for specific performance pursuant to Article VIII of the Rising Purchase Agreement, then this Mutual Release shall, thereon, without further action, notice or deed, terminate and be void ab initio.

g.	General Release. Subject only to the terms of this Mutual Release, the Parties and each of them, agree to and hereby does release and discharge the Parent Released Parties and the Seller Released Parties (as the case may be) from the Claims in Section 1.a and Section 1.c, which are based on acts or omissions occurring up to and including the Effective Date. The Parties understand and expressly agree that all rights under Section 1542 of the California Civil Code, if any, are hereby expressly waived. That Section reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

The waiver of Section 1542 provided by this Section 1.g is an essential term of this Mutual Release without which the settlement would not have been reached.

2.	Disclaimer of Reliance. In executing the releases set forth in Section 1 above, the Parties intend this instrument to be effective as a full and final accord and satisfaction of the Parent Released Claims and the Seller Released Claims. Each Party expressly warrants and represents that no promise or agreement that is not expressed in this Mutual Release has been made to such Party as an inducement to execute this Mutual Release and each Party expressly disclaims reliance upon any statement or representation of any Person or entity released hereby other than those expressly stated in this Mutual Release. In entering into this Mutual Release, the Parties each expressly disclaim and waive any reliance on any written or oral representations, other than those expressly stated herein.

3.	DPO Claims. Any right to recovery or distribution of proceeds of or to any of the Released Sellers with respect to or on account of the DPO Claims, whether under any plan confirmed in connection with the Bankruptcy Cases or otherwise, shall be subject to, limited by and in accordance with this Section 3. “Intercompany Claims” as used herein means any claim by any Debtor or any affiliate thereof (including any Debtor or non-Debtor affiliate) against any other Debtor. The DPO Claims shall be allowed in an aggregate amount equal to and not more than $30,000,000 against each respective DPO Obligor’s bankruptcy estate. The holder(s) of the DPO Claims shall receive, with respect to the DPO Claims, such distributions solely from the respective DPO Obligor’s bankruptcy estates on a pro rata basis (based on allowed DPO Claims in the amount of $30,000,000) together with the allowed claims of all other general unsecured creditors of the respective DPO Obligors participating in such distributions until such holder(s) of the DPO Claims have received, in the aggregate, their pro rata distribution in an amount up to, but not exceeding, $6,500,000 (the “Initial Recovery Amount”). From and after the time when the holder(s) of the DPO Claims have received, in the aggregate, the Initial Recovery Amount, the DPO Claims shall be subordinated to the allowed claims of all other general unsecured creditors of the Debtors’ collective bankruptcy estates and the holder(s) of the DPO Claims shall not receive any additional recovery thereon, under a confirmed plan or otherwise, until all such other holders of general unsecured claims collectively in the bankruptcy estates of the Debtors (treated as if all estates are substantively consolidated, whether substantive consolidation is sought or approved and without giving effect to Intercompany Claims) have received a recovery of 65% of the allowed amount of their general unsecured claims against the collective bankruptcy estates of the Debtors, without giving effect to Intercompany Claims (the “Other Creditors’ Threshold”). After such time when the Other Creditors’ Threshold has been so received by such other general unsecured creditors in the bankruptcy estates of the Debtors (without giving effect to Intercompany Claims), the holder(s) of the DPO Claims shall become once again entitled to, and shall (to the extent of any available distributions) receive, such distributions on a pro rata basis (based on allowed DPO Claims in the amount of $30,000,000) with the allowed claims of all other general unsecured creditors in the bankruptcy estates of the DPO Obligors until the holder(s) of the DPO Claims recover a maximum aggregate amount of $20,000,000 (inclusive of the Initial Recovery Amount and all other amounts received by them in respect of the DPO Claims) (the Initial Recovery Amount (as modified by the last sentence of this Section 3), plus any amount recovered by the holder(s) of the DPO Claims in accordance with the terms hereof, being hereinafter referred to as the “Maximum Recoverable Amount”). Notwithstanding any provision herein or in the Product Purchase Agreement to the contrary, the holder(s) of the DPO Claims hereby irrevocably and unconditionally waive, effective as of the Effective Date, any right to receive any amount relating to the Deferred Payment Amount other than, or in excess of, the Maximum Recoverable Amount. The terms and conditions of the foregoing in this Section 3 shall be enforceable against the Released Sellers regardless of whether the Rising Buyer is the Successful Bidder (or is the Back-Up Bidder and thereafter becomes the Successful Bidder). Only if the Rising Buyer (or any affiliate thereof) is the Successful Bidder (or is the Back-Up Bidder and thereafter becomes the Successful Bidder), the Initial Recovery Amount shall be reduced by one-half of the amount, if any, of allowed rejection damage claims in excess of $12,500,000 arising or resulting from Buyer Assumed Agreements originally set forth on Schedule 1.5 to the Original Rising Purchase Agreement not being assumed by the Rising Buyer and subsequently rejected by the applicable Rising Seller; provided, that the failure of the counterparty under any Federal Acquisition Contract or HHS Contract (as each term is defined in the Sale Order (as defined in the Rising Purchase Agreement)) to permit a novation or substitution of any such contract, and any rejection by the applicable Seller or rejection damages resulting therefrom, shall not result in a reduction of the Initial Recovery Amount. Notwithstanding anything to the contrary contained in this Mutual Release, if the Rising Buyer is the Successful Bidder (or is the Back-Up Bidder and thereafter becomes the Successful Bidder), the entire amount of the Seller Credit and the Deferred Payment Reduction (each as defined in the Rising Purchase Agreement) shall be applied to the Purchase Price under the Rising Purchase Agreement and shall not be released hereunder; provided, that for the avoidance of doubt, if the Rising Buyer is not the Successful Bidder (and is not the Back-up Bidder, or does not become the Successful Bidder), then the amounts reflected in the Seller Credit, any payment due under the Administration Services Agreement, and any interest in respect of the Deferred Payment amount shall, in each case, be released, and the Deferred Payment Reduction (in addition to the provisions of this Section 3)shall remain in effect hereunder.

4.	Miscellaneous.

a.	Representations and Warranties. Each Party hereby represents and warrants to the other Parties that (i) such Party has had the opportunity to review this Mutual Release with counsel, (ii) such Party has been fully advised as to the terms herein and fully appreciates and understands such terms, (iii) such Party has all requisite power and authority to execute and deliver this and to perform his, her or its obligations hereunder, except, with respect to the Parent Parties, such power and authority is subject to approval of the Bankruptcy Court by Final Order (as defined in the Rising Purchase Agreement), and (iv) this Mutual Release has been duly and validly executed and delivered by such Party and, assuming the valid execution and delivery by the other Parties, constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity (except, with respect to the Parent Parties, subject to approval of the Bankruptcy Court by Final Order (as defined in the Rising Purchase Agreement).

b.	No Admission of Liability. The execution of this Mutual Release and the fulfillment of its terms is a compromise of disputed claims and is not to be construed as, and does not constitute, an admission of liability or wrongdoing or responsibility on the part of any Party, and the material purpose of the actions taken hereunder are solely for the purpose of avoiding the expense and time of litigation.

c.	Amendment. No provision or term hereof may be amended, supplemented, or otherwise modified except by an instrument in writing, specifying the same, duly executed by each of the Parties.

d.	Assigns. The Parties shall not assign any rights or obligations hereunder without the written consent of all other Parties.

e.	Heading References. The heading references herein are for convenience purposes only, do not constitute a part of this Mutual Release, and shall not be deemed to limit or affect any of the provisions hereof.

f.	Severability. Should any portion of this Mutual Release be held invalid by operation of law or by a court with proper jurisdiction, the remaining portion of this Mutual Release shall be given full force and effect and shall not in any way be affected thereby.

g.	Entire Agreement. This Mutual Release, the Rising Purchase Agreement and the Transaction Agreements represent the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersede all prior agreements, if any, among them with respect thereto. In the event of any conflict or inconsistency between the provisions of this Mutual Release and the provisions of the Product Purchase Agreement, the provisions of this Mutual Release shall control.

h.	Counterparts. This Mutual Release may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, portable document format (.pdf) or otherwise) to the other Parties, it being understood that all Parties need not sign the same counterpart.

i.	Governing Law. This Mutual Release shall be construed and enforced in accordance with the laws of the State of New York, without regard to any conflict of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

j.	Submission to Jurisdiction. Each Party hereto hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any Proceeding based upon, arising out of, or related to this Mutual Release or its negotiation, execution, performance, non-performance, interpretation, termination, construction or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Bankruptcy Court; (ii) consents that any such Proceeding may be brought in such court, and waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Party at its, his or her address set forth in Section 4.o of this Mutual Release; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law. Each of the Parties also agrees that any final, non-appealable judgment against a Party in connection with any Proceeding arising out of or relating to this Mutual Release may be enforced in any court of competent jurisdiction, either within or outside of the United States.

k.	WAIVER OF JURY TRIAL: TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS MUTUAL RELEASE, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS MUTUAL RELEASE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS MUTUAL RELEASE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS MUTUAL RELEASE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MUTUAL RELEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS MUTUAL RELEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

l.	Waiver. Any provision hereof may be waived only by written instrument making specific reference to this Mutual Release signed by the Party against whom enforcement of any such waiver is sought. The waiver by any Party hereto of a breach of any provision of this Mutual Release shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

m.	Interpretation. Whenever the words “include”, “includes” or “including” are used in this Mutual Release, they shall be deemed to be followed by the words “without limitation.” References to sections are to sections in this Mutual Release and in each case include references to all subsections under the referenced section. The words “hereof,” “herein” and “hereunder” and words of similar import shall refer to all applicable provisions of this Mutual Release and not to any particular provision. This Mutual Release is the result of negotiation and, accordingly, no presumption or burden of proof will arise with respect to any ambiguity or question of intent concerning this Mutual Release favoring or disfavoring any Party by virtue of the authorship of any provision of this Mutual Release. Words denoting the singular tense or person shall include the plural and vice versa and references to the masculine gender shall, where the context permits, include the feminine and/or neuter genders and vice versa.

n.	Third Party Beneficiaries. Except for the Released Parent Parties and the Released Seller Parties, who are not signatories hereto, each of whom shall be an express intended third party beneficiary hereof and be entitled to enforce this Mutual Release, including to seek an injunction or an order of specific performance, there are no third party beneficiaries, express or implied, of this Mutual Release.

o.	Notices. All notices or other communications hereunder shall be deemed to have been duly given and effective upon delivery if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile or electronic mail; provided, that the facsimile or electronic mail is promptly confirmed by telephone confirmation thereof or followed by one of the other foregoing permitted means of notice (other than facsimile or electronic mail), to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

If to any Parent Party:

Aceto Corporation

4 Tri Harbor Ct.

Port Washington, NY 11050

Attn: Steven S. Rogers, Chief Legal Officer

Facsimile No.: (516) 478-9857

Email: srogers@aceto.com

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attn: Steven E. Siesser, Esq.

Facsimile No.: (973) 597-2507

Email: ssiesser@lowenstein.com

If to any Released Seller:

Vimal Kavuru, Agent

[  ]

with a copy to (which shall not constitute notice):

Reed Smith LLP

599 Lexington Avenue

Attention: Niket Rele, Esq.

E-mail: nrele@reedsmith.com

[Remainder of page intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Mutual Release effective as of the Effective Date.

ACETO CORPORATION

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer and President

RISING PHARMACEUTICALS, INC.

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

ACETRIS HEALTH, LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

RISING HEALTH, LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

ACETO AGRICULTURAL CHEMICALS CORPORATION

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Authorized Signatory

[Signature page to Amended and Restated Mutual Release]

ACETO REALTY LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

PACK PHARMACEUTICALS, LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

ARSYNCO, INC.

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

ACCI REALTY CORP.

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

[Signature page to Amended and Restated Mutual Release]

sHORE PHARMA LLC

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: Sole Member

Cedar Pharma LLC

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: Manager and CEO

Aster pharma LLC

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: Manager and CEO

CITGEN PHARMA HOLDING LLC

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: Manager

GENSOURCE PHARMA LLC

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: Manager

SS PHARMA LLC

By:	/s/ Subha Sri Thogarchedu
Name: Subha Sri Thogarchedu
Title: Sole Member

[Signature page to Amended and Restated Mutual Release]

PHARMA REACH LLC

By:	/s/ Subha Sri Thogarchedu
Name: Subha Sri Thogarchedu
Title: Sole Member

CITGEN REALTY LLC

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: Manager

/s/ Sudha Kavuru
Sudha Kavuru, individually

/s/ Vimal Kavuru
Vimal Kavuru, individually and as Agent

/s/ Subha Sri Thogarchedu
Subha Sri Thogarchedu, individually

[Signature page to Amended and Restated Mutual Release]